BrightSpring Health Services, Inc. Announces Promotion of Jennifer Phipps to Chief Financial Officer

LOUISVILLE, KENTUCKY, March 5, 2025 – BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG) a leading provider of home and community-based pharmacy and health services for complex populations, today announced the promotion of Jennifer Phipps to Chief Financial Officer. She will succeed Jim Mattingly, current Chief Financial Officer, effective as of March 4, 2025.

Ms. Phipps’ experience at BrightSpring Health Services spans eight years, and she currently serves as Chief Accounting Officer and Principal Accounting Officer, as well as Chief Financial Officer of BrightSpring’s Home Health and Hospice segment and Senior Vice President of Treasury, Risk, Tax, Real Estate, and Procurement for the Company. In her time at BrightSpring, Jen has undertaken a broad set of responsibilities across the organization, which have driven process improvements and consistent outcomes in accounting and finance functions. This has included leading the implementation of technologies that have streamlined financial processes, building a lean-focused procurement team working across all operations, and implementing various accounting and finance systems to optimize controls and enhance efficiencies. Jen has worked closely with Jim Mattingly, BrightSpring’s prior CFO, in all accounting and financial processes across the organization. She played a leading role in the Company’s initial public offering and has remained actively involved in public company processes.

Ms. Phipps brings over 20 years of financial and accounting experience in the healthcare services industry to this role as Chief Financial Officer. Prior to BrightSpring, Jen held various accounting and SEC leadership reporting roles over time at Cardinal Health, where she oversaw an accounting team and finance for a large business and served as a business partner to other key functions including legal, sales, and operations. Prior to that, she worked in accounting at Ernst & Young for 6 years, where she was responsible for annual audits, reviews, and quarterly reviews of financial statements. Ms. Phipps holds an active Certified Public Accountant license and received her Bachelor of Science in Business Administration in accounting and Master of Accounting from The Ohio State University.

“I want to thank Jim for his dedication and important contributions to BrightSpring throughout his successful tenure with the Company. We have realized many significant milestones over this time period, as the Company has continued to scale and evolve as a leader in our industries in very positive ways,” said Jon Rousseau, Chairman, President and Chief Executive Officer at BrightSpring. “I am pleased to promote Jen to the role of Chief Financial Officer, and believe she is extremely well suited to lead BrightSpring’s financial operations. Jen has played a pivotal role in BrightSpring’s finance group, operations, and growth over her last eight years with the Company. She is a highly focused and capable leader that will support BrightSpring’s key strategies and growing business needs. Jen has the right financial and business leadership skills to support the Company’s mission of providing high-quality and impactful community-based pharmacy and provider health solutions to complex populations in need.”

“I am honored to assume the role of Chief Financial Officer at BrightSpring and continue to work alongside our dedicated, skilled, and compassionate team,” said Jennifer Phipps, Chief Financial Officer at BrightSpring. “Not only is this a dynamic organization with a long-standing track record of success, but it is also an organization with more potential and possibility. I am committed to applying my prior set of diverse experiences to continue to ensure an extremely strong and leading financial and operational foundation is in place to support the Company’s mission to deliver high-quality patient care to all those who can benefit from our services.”

About BrightSpring Health Services

BrightSpring Health Services provides complementary home- and community-based pharmacy and provider health solutions for complex populations in need of specialized and/or chronic care. Through the Company’s service lines, including pharmacy, home health care and primary care, and rehabilitation and behavioral health, we provide comprehensive and more integrated care and clinical solutions in all 50 states to over 450,000 customers, clients and patients daily. BrightSpring has consistently demonstrated strong and often industry-leading quality metrics across its services lines while improving the quality of life and health for high-need individuals and reducing overall costs to the healthcare system.

Contact

Investor Relations:

David Deuchler, CFA

Gilmartin Group LLC

ir@brightspringhealth.com

Media Contact:
Leigh White
leigh.white@brightspringhealth.com
502.630.7412